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SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant /x/
Filed by a party other than the registrant / /
Check the appropriate box:
/ /	Preliminary proxy statement*
/x/	Definitive proxy statement
/ /	Definitive additional materials
/ /	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

SPECIALTY LABORATORIES, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(2)	Aggregate number of securities to which transaction applies:
N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)
N/A
	(4)	Proposed maximum aggregate value of transaction:
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	(5)	Total fee paid:
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/ /	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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SPECIALTY LABORATORIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2001

TO THE SHAREHOLDERS OF SPECIALTY LABORATORIES, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Specialty Laboratories, Inc., a California corporation (the "Company"), will be held on Friday, May 11, 2001, at 8:00 a.m. Pacific Time at Doubletree Guest Suites, 1701 4th Street, Santa Monica, California 90401, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect the Company's Board of Directors;

  2.
  To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The foregoing matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed the close of business on April 2, 2001, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those shareholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                      By Order of the Board of Directors,

                      James B. Peter
                       Chief Executive Officer and
                      Chairman of the Board of Directors

Santa Monica, California
April 12, 2001

SPECIALTY LABORATORIES, INC.
2211 Michigan Avenue
Santa Monica, California 90404
(310) 828-6543

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2001

    The enclosed proxy is solicited on behalf of the Board of Directors of Specialty Laboratories, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 11, 2001, at 8 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Doubletree Guest Suites, 1701 4th Street, Santa Monica, California 90401.

    Your vote at the Annual Meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the Annual Meeting and was prepared by our management for the Board of Directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 12, 2001.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

    Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

    You can vote your shares of common stock if our records show that you owned the shares on April 2, 2001. A total of 20,937,507 shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock. You may not cumulate votes in the election of directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

    Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope by following the instructions on your proxy card. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR each of the director nominees and FOR each of the other proposals to be considered at the meeting. Signing and returning the proxy card does not affect your right to vote in person at the Annual Meeting.

What if other matters come up at the Annual Meeting?

    The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

    Yes. At any time before the vote on a proposal, you can change your vote either by filing with Deborah A. Estes, our Secretary, at our principal executive offices at 2211 Michigan Avenue, Santa Monica, California 90404, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

    Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

    If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

    In the election of directors, the nine candidates receiving the highest number of affirmative votes will be elected as directors. Proposal 2 requires (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum.

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock entitled to vote. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as votes cast at the Annual Meeting with respect to such matter.

    Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Who pays for this proxy solicitation?

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS

    To be included in the proxy statement and form of proxy relating to the Annual Meeting to be held in 2002, a shareholder proposal must be received by Deborah A. Estes, Secretary, Specialty Laboratories, Inc., 2211 Michigan Avenue, Santa Monica, California 90404 no later than December 12, 2001. If the Company is not notified of a shareholder proposal by February 26, 2002, then the proxy solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote against such shareholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

    This Proxy Statement contains two proposals requiring shareholder action. Proposal No. 1 requests the election of nine directors to our board of directors. Proposal No. 2 requests ratification of our independent accountants. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

    Our board of directors currently consists of nine persons. All nine positions on our board of directors are to be elected at this meeting. Our board of directors has nominated the current directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified.

    Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the board of director's nine nominees below. Proxies cannot be voted for more than the nine named nominees.

    Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

    The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position
James B. Peter	67	1975	Chief Executive Officer and Chairman of the Board of Directors
Paul F. Beyer	41	1996	President, Chief Operating Officer and Director
Deborah A. Estes	44	1990	Secretary and Director
Richard E. Belluzzo (1) (2)	47	1996	Director
Nancy-Ann DeParle	44	2001	Director
Douglas S. Harrington (2)	48	1996	Director
John C. Kane	61	2001	Director
Thomas R. Testman (1) (2)	64	1996	Director
William J. Nydam (1) (2)	50	1999	Director

(1)
Member of the Audit Committee

(2)
Member of Compensation Committee

    James B. Peter, M.D., Ph.D.  is our founder, controlling shareholder and has served as the Chairman of the Board of Directors since our inception in 1975 and our Chief Executive Officer since July 1995. Dr. Peter is the father of Deborah A. Estes, our Secretary and one of our directors. Dr. Peter received a B.S. in Biology from Creighton University, an M.D. from St. Louis University and a Ph.D. from the University of Minnesota. He is the author of over 400 publications in science and medicine.

    Paul F. Beyer has served as President and Chief Operating Officer since January 1996 and as a Director since October 1996. Prior to joining Specialty, Mr. Beyer served in several capacities at the Mayo Clinic from 1984 until 1995, including the Chief Executive Officer of Medical Laboratory Network, a clinical laboratory owned by Mayo, from 1990 to 1995. Mr. Beyer received a B.S. in Management from Niagara University and an M.B.A. from Rensselaer Polytechnic Institute.

    Deborah A. Estes has served as a Director and as Secretary since 1990. From 1994 to the present, Ms. Estes has been actively involved in managing the financial affairs of the Peter family. Ms. Estes is the daughter of our controlling shareholder, Chairman and Chief Executive Officer, Dr. James B. Peter. Ms. Estes received a B.S. in Business Administration from Creighton University.

    Richard E. Belluzzo has served as a Director since October 1996. Since September 1999, Mr. Belluzzo has served as Group Vice President of Microsoft Corporation. From January 1998 to September 1999, Mr. Belluzzo served as Chief Executive Officer of Silicon Graphics, Inc. From 1975 until January 1998, Mr. Belluzzo served in several senior capacities for Hewlett-Packard Corp. Mr. Belluzzo serves on the Board of Directors of Imation, Inc., a public company that develops, manufactures and markets products and services for color management, imaging and data storage applications. Mr. Belluzzo received a B.S. in Finance from Golden Gate University.

    Nancy-Ann DeParle has served as a Director since April 2001. Since January 2001, Ms. DeParle has been consulting on healthcare policy both independently and with J.P. Morgan Partners. From October 2000 to January 2001, Ms. DeParle was a Joint Fellow of Politics and Interfaculty Health Policy Forum at Harvard University. Ms. DeParle has served as the Administrator of Health Care Financing Administration of the Department of Health and Human Services, since her confirmation by the U.S. Senate in November 1997 until October 2000. Prior to November 1997, Ms. DeParle served as the Associate Director for Health and Personnel at the White House Office of Management and

Budget. Ms. DeParle serves on the Board of Directors of Guidant Corporation, a public medical technology company and Cerner Corporation, a public technology company that supports healthcare organizations and consumers. Ms. DeParle received a B.A. in History from the University of Tennessee, an M.A. in Politics and Economics from Balliol College, Oxford University and a J.D. from Harvard Law School.

    Douglas S. Harrington, M.D.  has served as a Director since October 1996. Since December 1996, Dr. Harrington has served as Chief Executive Officer of ChromaVision Medical Systems, Inc., a public medical diagnostics company, and Chairman of the Board since May 2000. Dr. Harrington served as Chairman and President of Strategic Business Solutions, Inc., a biotechnology company, and as a principal in Douglas S. Harrington and Associates, a strategic consulting firm, from February 1995 to December 1996. From January 1992 to January 1995, Dr. Harrington served as President of Nichols Institute Reference Laboratories, which is now part of Quest Diagnostics. Dr. Harrington also serves on the Board of Directors of several public and private companies including ChromaVision Medical Systems, Inc. and Merge Technologies, Inc., a public company that provides clinical information systems and integration solutions for healthcare organizations. Dr. Harrington received a B.A. in Molecular Biology and an M.D. from the University of Colorado.

    John C. Kane has served as a Director since March 2001. Mr. Kane has served as the President and Chief Operating Officer of Cardinal Health, Inc. since February 1993. Mr. Kane has also served as a director at Cardinal Health, Inc. since August 1993 and was elected as Vice Chairman in February 2000. Mr. Kane also serves as a director of several public and private companies including Connetics Corporation, a public biopharmaceutical company and Greif Bros. Corporation, a public company which produces and sells shipping containers and materials. Mr. Kane graduated with a B.S. in Education from West Chester University.

    Thomas R. Testman has served as a Director since October 1996. Since 1992, Mr. Testman has served on the Board of Directors of several public and private healthcare companies including Minimed, Inc., a public company that designs, manufactures and sells microinfusion systems and glucose monitoring systems for the management of diabetes, and ChromaVision Medical Systems, Inc. From 1962 to 1992, Mr. Testman served in several capacities with Ernst & Young LLP including his last position as Managing Partner. Mr. Testman received a B.A. in Business from Pacific Union College and an M.B.A. from Trinity University.

    William J. Nydam has served as a Director since August 1999. Since September 1999, Mr. Nydam has served as Senior Vice President of Science Applications International Corp., an information technology firm. From January 1986 to September 1999, Mr. Nydam served in various capacities at Premier, Inc., a healthcare company, including his last position as Executive Vice President. Mr. Nydam also serves on the Board of Directors of several private companies. Mr. Nydam received a B.S. in Accounting and an M.B.A. from the University of California at Berkeley.

Board Committees and Meetings

    We established our audit committee in January 1997. In connection with our initial public offering, our board of directors revised our charter for the audit committee in October 2000, a copy of which is attached hereto as Appendix A, and changed the composition of our audit committee. Our audit committee is currently composed of Messrs. Belluzzo, Nydam and Testman. The audit committee reviews our financial statements and accounting practices, makes recommendations to our board of directors regarding the selection of independent accountants and reviews the results and scope of our annual audit and other services provided by our independent accountants. Our audit committee met in March 2001, in connection with the audit of our 2000 financial statements, and held two meetings in 2000. The board of directors has determined that all members of the audit committee are "independent" as that term is defined in Paragraph 303.01(B)(2)(a) of the New York Stock Exchange Manual.

    Our compensation committee was formed in January 1997. Currently our compensation committee is composed of Messrs. Belluzzo, Harrington, Nydam, and Testman. The compensation committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 2000 Stock Incentive Plan, including the approval of grants under such plan to our employees, consultants and directors. Our compensation committee met three times in 2000 and did not act by unanimous written consent during 2000.

    We do not have a standing nominating committee. Our board of directors held six meetings and acted by unanimous written consent two times during 2000. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during 2000.

Compensation Committee Interlocks and Insider Participation

    We established our compensation committee in January 1997. Our compensation committee is currently composed of Messrs. Belluzzo, Harrington, Nydam and Testman.

    No interlocking relationships exist between our board of directors or our compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Director Compensation

    We do not provide cash or equity compensation to employee directors for serving on our board of directors or for attendance of committee meetings of the board of directors. Non-employee directors receive a retainer of $16,000 per year and $500 for each board of directors teleconference meeting attended. In addition, the secretary of our board of directors meetings, Deborah Estes, receives and additional $14,000 per year for her services. Before the first of every calendar year, non-employee directors may elect to receive options which will vest in twelve equal monthly installments in lieu of receiving their annual retainer. Non-employee directors will, upon their initial election or appointment to the board of directors, receive an automatic option grant to purchase 22,000 shares of common stock that will vest over a four-year period from the grant date. In connection with their appointments, Mr. Kane and Ms. DeParle each received an option grant for 22,000 shares of common stock in March 2001 and April 2001, respectively. Other than Mr. Kane and Ms. DeParle, the current non-employee members of the board of directors were granted options to purchase 48,125 shares of common stock in 1999 for prior service. Members of the board of directors will receive annual option grants of 11,000 shares of common stock vesting over a four-year period, which are to be granted on the first trading day of April of every year and will have an exercise price equal to the fair market value of our common stock at date of grant. Other than Mr. Kane and Ms. DeParle, each of our non-employee directors were granted 11,000 options on February 9, 2001, approximately two months earlier than the first trading day of April.

Vote Required

    The nine nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation of the Board of Directors

    Our board of directors unanimously recommends that the shareholders vote FOR the re-election of each of the nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    During the fiscal year ended December 31, 2000, Ernst & Young LLP provided various audit, audit related and non-audit services to us as follows:

  a.
  Audit Fees: Aggregate fees billed for professional services rendered for the audit of our fiscal year 2000 annual financial statements totaled approximately $124,000.

  b.
  Financial Information Systems Design and Implementation Fees: None.

  c.
  All Other Fees totaling $554,000; which comprises of:
      Tax services: approximately $99,000
      Public offering: approximately $455,000

    Our audit committee has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected Ernst & Young LLP's independence. Ernst & Young LLP has been selected by our board of directors as our independent accountants for the fiscal year ending December 31, 2001. If ratification of this selection of accountants is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of accountants. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our board of directors believes that such a change would be in the best interests of us and our shareholders.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP as the independent accountants for the current year.

Vote Required

    The ratification of the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2001 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

    Our board of directors unanimously recommends that the shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2001.

OTHER MATTERS

    Our board of directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

MANAGEMENT

Executive Officers, Directors and Other Key Employees

    The following table sets forth certain information regarding our executive officers, directors and other key employees as of February 28, 2001.

Name	Age	Position
James B. Peter	67	Chief Executive Officer and Chairman of the Board of Directors
Paul F. Beyer	41	President, Chief Operating Officer and Director
Frank J. Spina	46	Chief Financial Officer
Shoji Maruyama	60	Senior Vice President
Dan R. Angress	43	Vice President, Marketing
Bart E. Thielen	36	Vice President, Finance and Treasurer
John W. Littleton	40	Vice President, Sales
Thomas E. England	50	Vice President, Laboratory Operations
Deborah A. Estes	44	Secretary and Director
Richard E. Belluzzo (1)(2)	47	Director
Nancy-Ann DeParle	44	Director
Douglas S. Harrington (2)	48	Director
John C. Kane	61	Director
Thomas R. Testman (1)(2)	64	Director
William J. Nydam (1)(2)	50	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

    James B. Peter, M.D., Ph.D. See "Proposal No. 1: Election of Directors" for Dr. Peter's biography.

    Paul F. Beyer. See "Proposal No. 1: Election of Directors" for Mr. Beyer's biography.

    Frank J. Spina has served as Chief Financial Officer since October 2000. From October 1999 to October 2000, Mr. Spina served as Chief Financial Officer of MedicaLogic/Medscape, Inc., a healthcare and information technology company. From October 1997 to October 1999, Mr. Spina served as Chief Financial Officer of 3D Systems Corporation, an information technology company. From August 1994 to October 1997, Mr. Spina served as Vice President and Controller at Qualcomm Incorporated. Mr. Spina received a B.A. in Political Science and a B.A. in Accounting from Baldwin-Wallace College.

    Shoji Maruyama, D.M.Sc.  has served as Senior Vice President since September 1998. Prior to joining Specialty, Dr. Maruyama worked in several capacities at BML, Inc., a Japanese clinical laboratory. From 1987 to 1998, Dr. Maruyama served as Managing Director of BML and from 1982 to 1987, he served as a director overseeing laboratory process management. Dr. Maruyama received a B.S. in Engineering from Toyama University and a D.M.Sc. from Juntendo University in Japan.

    Dan R. Angress has served as Vice President, Marketing since April 1997. From June 1995 to April 1997, Mr. Angress served as Director, Marketing. Prior to joining Specialty, Mr. Angress served in several marketing capacities, including Vice President of Marketing at Oncogenetics, now owned by Impath, and Marketing Manager at Nichols Institute, now owned by Quest Diagnostics. Mr. Angress received a B.S. in Biology from the University of California, Irvine and an M.B.A. from Willamette University.

    Bart E. Thielen has served as Vice President, Finance and Treasurer since July 1996. From July 1995 to July 1996, Mr. Thielen served as our Controller. Prior to joining Specialty, Mr. Thielen served in several financial capacities at Quest Diagnostics. Mr. Thielen received a B.A. in Accounting from Aurora University.

    John W. Littleton has served as Vice President, Sales since March 1997. Prior to joining Specialty, Mr. Littleton served in several capacities including Vice President of Sales and Marketing at Quest Diagnostics from January 1989 to February 1997. Mr. Littleton received a B.A. in Political Science from Seton Hall University.

    Thomas E. England, Ph.D.  has served as Vice President, Laboratory Operations since June 1998. From April 1997 to June 1998, Dr. England served as our Vice President, Clinical Trials. Prior to joining Specialty, Dr. England served in several capacities at MDS Inc., a life sciences company, including General Manager, Clinical Trials from 1994 to April 1997 and Laboratory Director from 1980 to 1994. Dr. England received a B.S. in Biochemistry from Bishop's University in Canada, a Ph.D. in Biochemistry from McMaster University and a Post-Doctorate diploma in Clinical Biochemistry from the University of Toronto.

    Deborah A. Estes. See "Proposal No. 1: Election of Directors" for Ms. Estes' biography.

    Richard E. Belluzzo. See "Proposal No. 1: Election of Directors" for Mr. Belluzzo's biography.

    Nancy-Ann DeParle. See "Proposal No. 1 Election of Directors" for Ms. DeParle's biography.

    Douglas S. Harrington, M.D. See "Proposal No. 1: Election of Directors" for Dr. Harrington's biography.

    John C. Kane. See "Proposal No. 1: Election of Directors" for Mr. Kane's biography.

    Thomas R. Testman. See "Proposal No. 1: Election of Directors" for Mr. Testman's biography.

    William J. Nydam. See "Proposal No. 1: Election of Directors" for Mr. Nydam's biography.

Relationships Among Executive Officers and Directors

    Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. Except as otherwise disclosed in their respective biography, there are no family relationships among any of the directors or executive officers of Specialty Laboratories.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that, for the reporting period from December 7, 2000 (the date of our initial public offering) to December 31, 2000, our executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year, except that Ms. Estes filed a late Form 5 with the SEC in connection with shares purchased indirectly by her through a trust and in connection with options granted to her husband.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

    The following table sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2000 and 1999, respectively, to our Chief Executive Officer and our five other most highly compensated executive officers, referred to as the "named executive officers."

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Other Annual Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)			Securities Underlying Options (#)	All Other Compensation ($)
James B. Peter Chief Executive Officer and Chairman of the Board of Directors	2000 1999	600,000 604,981	300,000 300,000	— —		— —	— —
Paul F. Beyer President, Chief Operating Officer and Director	2000 1999	286,000 289,000	231,200 406,568	9,600 1,904	(1) (2)	— 531,641	16,400 4,993	(7) (8)
John W. Littleton Vice President, Sales	2000 1999	248,268 241,000	148,960 159,661	— 1,452	(3)	— 265,800	5,250 5,000	(9) (10)
Frank J. Spina Chief Financial Officer	2000 1999	220,000 —	25,000 —	— —		110,000 —	— —
Thomas E. England Vice President, Laboratory Operations	2000 1999	175,053 169,326	55,000 73,738	4,800 4,800	(4) (4)	— 186,061	5,409 5,000	(11) (10)
Bart E. Thielen Vice President, Finance and Treasurer	2000 1999	153,361 139,257	66,259 185,846	6,600 3,070	(5) (6)	— 186,061	5,269 5,000	(12) (10)

(1)
Consists of $9,600 for automobile lease.
(2)
Consists of $1,904 for automobile lease.
(3)
Consists of $1,452 for automobile lease.
(4)
Consists of $4,800 for automobile lease.
(5)
Consists of $6,600 for automobile lease.
(6)
Consists of $3,070 for automobile lease.
(7)
Consists of $5,000 in 401(k) matching contribution paid by us and $11,400 in life insurance premiums paid by us.
(8)
Consists of $4,993 in 401(k) matching contribution paid by us.
(9)
Consists of $5,250 in 401(k) matching contribution paid by us.
(10)
Consists of $5,000 in 401(k) matching contribution paid by us.
(11)
Consists of $5,064 in 401(k) matching contribution paid by us and $375 in life insurance premiums paid by us.
(12)
Consists of $5,269 in 401(k) matching contribution paid by us.

Stock Option Grants in Last Fiscal Year

    The following table sets forth information regarding options granted to each executive officer listed in the Summary Compensation Table during the year ended December 31, 2000. We did not grant any stock appreciation rights during the year ended December 31, 2000.

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Shares of Common Stock Underlying Options Granted (#)	% of Total Options Granted to Employees in 2000
Exercise Price Per Share ($/share)
Expiration Date
Name					5% ($)	10% ($)
James B. Peter	—	—	—	—	—	—
Paul F. Beyer	—	—	—	—	—	—
John W. Littleton	—	—	—	—	—	—
Frank J. Spina	110,000	12.9%	$14.00	9/10/10	$968,498	$2,454,363
Thomas E. England	—	—	—	—	—	—
Bart E. Thielen	—	—	—	—	—	—

    Each option vests in equal annual installments over the four-year period commencing on the grant date and has a maximum term of 10 years, subject to earlier termination upon the optionee's cesssation of service with us.

    Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises and Year-End Values

    The following table sets forth information with respect to each of our executive officers named in the Summary Compensation Table concerning their exercise of stock options during the fiscal year ended December 31, 2000 and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended December 31, 2000, and no stock appreciation rights were outstanding at the close of such year.

    In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise and the exercise price paid for the shares and the "Value of Unexercised In-The-Money Options" is based on the closing selling price per share at the close of the 2000 fiscal year less the exercise price payable per share.

			Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2000
	Shares Acquired on Exercise (#)				Value of Unexercised In-the-Money Options at December 31, 2000
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James B. Peter	—	—	—	—	—	—
Paul F. Beyer	—	—	531,641	—	$16,967,323	—
John W. Littleton	—	—	265,800	—	8,483,007	—
Frank J. Spina	—	—	—	110,000	—	$2,103,750
Thomas E. England	—	—	139,545	46,515	4,453,579	1,484,526
Bart E. Thielen	—	—	186,061	—	5,938,137	—

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    In September 2000, we entered into employment agreements with Dr. James B. Peter, Mr. Paul F. Beyer, Mr. John W. Littleton, Mr. Bart E. Thielen and Dr. Thomas E. England. In October 2000, we also entered into an employment agreement with Mr. Frank J. Spina.

Peter and Beyer Agreements

    Dr. James B. Peter, our Chairman of the Board and Chief Executive Officer, and Mr. Paul F. Beyer, our President and Chief Operating Officer, each have contracts which provide for annual base salaries of $600,000 and $286,000, respectively. If the officer is terminated other than for cause or if he resigns for good reason during the first five years of the contract, each agreement provides that we will continue to pay his base salary for a two year period and his bonus for a one year period.

    Beginning in 2001, Dr. Peter will receive customary health and related benefits, supplemental insurance products, including life insurance at a cost of up to an additional $50,000 per annum, a leased vehicle with operating expenses, initiation fees and dues at up to three clubs, and a bonus of approximately 47% of the value of these benefits to reimburse him for the out-of-pocket tax costs with respect to these benefits. Mr. Beyer additionally receives customary health and related benefits, supplemental insurance products, including life insurance at a cost of up to an additional $15,000 per annum, and a leased vehicle.

Other Executive Officer Agreements

    In September 2000, we also entered into employment agreements with Messrs. Littleton and Thielen and Dr. England and in October 2000 we entered into an employment agreement with Mr. Spina, each of which may be terminated at any time. The salary and maximum potential bonuses for each is as follows:

	Base Salary	Maximum Bonus (percent of base)
Littleton	$248,268	60%
Spina	220,000	60%
Thielen	148,000	60%
England	175,053	40%

    Additionally, these agreements provide for severance benefits in the amount of twelve months, continued base pay and vesting of options if the officer is terminated other than for cause during the first three years of the contract. Each of these officers also receives customary health and related benefits. Mr. Spina's employment agreement provides for the grant of options to purchase 110,000 shares at $14.00 per share.

BENEFICIAL OWNERSHIP OF SECURITIES

    The following table sets forth information with respect to beneficial ownership of our common stock as of February 28, 2001 and as adjusted to reflect the sale of common stock offered by us in this offering for:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each executive officer named in the Summary Compensation Table;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o Specialty Laboratories, Inc., 2211 Michigan Avenue, Santa Monica, California 90404. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of February 28, 2001, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 20,937,507 shares of common stock outstanding as of February 28, 2001.

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number	Percent
James B. Peter (1)	14,264,251	68.1%
Specialty Family Limited Partnership (2)	13,603,251	65.0%
Paul F. Beyer (3)	660,992	3.1%
John W. Littleton (4)	290,522	1.4%
Bart E. Thielen (5)	231,334	1.1%
Thomas E. England (6)	166,484	*
Deborah A. Estes (7)	128,600	*
Richard R. Belluzzo (8)	59,292	*
Douglas S. Harrington (9)	59,292	*
William J. Nydam (10)	36,453	*
Thomas R. Testman (11)	42,792	*
All directors and executive officers as a group (13 persons) (12)	16,106,899	72.1%

*
Represents less than 1%.

(1)
Consists of 13,603,251 shares held by Specialty Family Limited Partnership and 661,000 shares held by the Peter Family Revocable Trust. James B. Peter is a co-trustee and beneficiary of the Peter Family Revocable Trust. As co-trustee of the Peter Family Revocable Trust, Dr. Peter is also the sole general managing partner of the Specialty Family Limited Partnership. Dr. Peter disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(2)
Consists of shares owned by Specialty Family Limited Partnership. James B. Peter, as the co-trustee of the Peter Family Revocable Trust, is the sole managing general partner and Joan C. Peter, as co-trustee of the Peter Family Revocable Trust, and Deborah A. Estes are the general partners.

(3)
Includes 531,641 shares subject to options exercisable within 60 days of February 28, 2001.

(4)
Includes 265,800 shares subject to options exercisable within 60 days of February 28, 2001.

(5)
Includes 186,061 shares subject to options exercisable within 60 days of February 28, 2001.

(6)
Includes 155,051 shares subject to options exercisable within 60 days of February 28, 2001.

(7)
Consists of 63,800 shares held by The Deborah A. Estes Third Generation Trust, 63,800 shares held by The James B. Peter, Jr. Third Generation Trust and 1,000 shares held by the Estes Family Trust. Deborah A. Estes is the trustee of The James B. Peter, Jr. Third Generation Trust and a co-trustee and beneficiary of the Estes Family Trust. Ms. Estes disclaims beneficial ownership of these securities except to the extent of her pecuniary interest therein.

(8)
Includes 11,167 shares subject to options exercisable within 60 days of February 28, 2001.

(9)
Includes 11,167 shares subject to options exercisable within 60 days of February 28, 2001.

(10)
Includes 43,743 shares subject to options exercisable within 60 days of February 28, 2001.

(11)
Includes 11,167 shares subject to options exercisable within 60 days of February 28, 2001 and 31,625 shares held by the Testman Trust. Mr. Testman is the co-trustee of the Testman Trust. Mr. Testman disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(12)
Includes 1,351,343 shares subject to options exercisable within 60 days of February 28, 2001.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those prior filings or into any future filings made by the Company under those statutes.

    The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Specialty Laboratories, Inc. (the "Company") is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. The role of the Committee, which is comprised of four outside non-employee directors, is to review and recommend or approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of the Company. In addition, the Committee reviews bonus and stock compensation arrangements for all of our other employees.

    The Company's executive compensation program utilizes a combination of Company performance, individual performance and an increase in shareholder value over time as determinants of executive pay levels. These principles are intended to provide a competitive compensation package to enable the Company to attract and retain key executives, motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, and to create value for the Company's shareholders.

Executive Officer Compensation Program Components

    The Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash bonuses and long-term compensation in the form of stock options. In addition, certain executive officers have been provided supplemental life and/or long-term disability insurance.

Base Salary

    Base salary levels for the Company's executive officers are determined, in part, through comparisons with other clinical reference laboratories and other companies with which the Company competes for personnel. In addition, the Committee also evaluates individual experience and performance and specific issues particular to the Company, such as the creation of shareholder value and achievement of specific Company milestones. The Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior 12 months; (ii) the individual's increased responsibilities over the prior 12 months; and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

Annual Cash Bonuses

    The Company's executive officers are eligible to receive annual cash bonuses at the end of each calendar year based on achieving defined specific goals and objectives during the prior 12 months. This compensation is intended to provide a direct financial incentive to executives who achieve the Company's defined specific goals and individual accomplishments established for each executive. Bonus awards are set at a level competitive with other clinical reference laboratories of comparable size and complexity as well as other companies which compete with us. Such companies are not necessarily included in the indices used to compare shareholder returns in the Stock Performance Graph. Bonuses were awarded to all of our executive officers in the fiscal year ended December 31, 2000.

Long Term Compensation

    Stock option grants are designed to align the interests of an executive officer with those of the Company's shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 2000 Stock Incentive Plan. Each option generally becomes exercisable in a series of equal annual installments over a four-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Compensation of the Chief Executive Officer

    Dr. Peter's annual base salary for 2000 was $600,000 and his annual base salary for 2001 is set at $600,000. With respect to Dr. Peter's base salary, it is the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. However, Dr. Peter has not been granted stock options due to his substantial equity ownership in the Company. If Dr. Peter is terminated other than for cause or if he resigns for good reason during the first five years of his contract, his agreement provides that we will continue to pay his base salary for a two year period and his bonus for a one year period.

Compliance with Internal Revenue Code Section 162(m)

    Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered to be performance-based. None of the Company's executive officers received non-performance-based compensation in 2000 in an amount exceeding the limit, and the Committee does not anticipate that non-performance-based compensation to be paid to the Company's executive officers in 2001 will exceed that limit. The Company's 2000 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the limitation. The Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers.

Submitted by the Compensation Committee of the Board of Directors,
Richard E. Belluzzo Douglas S. Harrington William J. Nydam Thomas R. Testman

AUDIT COMMITTEE REPORT

    The following is the report of the Audit Committee (the "Audit Committee") of the Board with respect to the Company's consolidated audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

    The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

    The Audit Committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

    The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company.

Conclusion

    Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Submitted by the Audit Committee of the Board of Directors, Richard E. Belluzzo William J. Nydam Thomas R. Testman

STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for us, the New York Stock Exchange (U.S.) Index and the Medical Laboratories Index, assuming an investment of $100. The Medical Laboratories Index consists of companies with a Standard Industrial Classification Code identifying them as a medical laboratory. No cash dividends have been declared on our common stock. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance of our common stock.

COMPARE CUMULATIVE TOTAL RETURN AMONG SPECIALTY LABORATORIES, INC.,
NYSE MARKET INDEX AND MEDICAL LABORATORIES INDEX

Measurement Period	Specialty Laboratories, Inc.	NYSE Index	Medical Laboratories Index
Measurement Point
12/08/2000	$100.00	$100.00	$100.00
12/31/2000	$142.09	$116.09	$104.11

(1)
The graph covers the period from December 8, 2000, the day our common stock began trading, to December 31, 2000.

    Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

Indemnification Agreements

    In addition to the indemnification provisions contained in our Articles of Incorporation and Bylaws, we have entered into separate indemnification agreements with each of our officers and directors. These agreements contain provisions that may require us, among other things, to indemnify these officers and directors against liabilities that may arise because of their status or service as officers or directors and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Some of the things these agreements do not require us to indemnify our directors and officers are in situations where:

  •
  The remuneration rendered against our officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

  •
  A judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of our securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws;

  •
  The officer's or director's conduct is adjudged to constitute willful misconduct; or

  •
  A court determines that indemnification under the circumstances is not lawful.

Indebtedness

    In November 1996, we loaned $150,000 to the Peter Family Revocable Trust. The trustees of the Peter Family Revocable Trust are James B. Peter and Joan C. Peter. The beneficiaries of such trust are James B. Peter and Joan C. Peter. The debt was repaid in March 2000.

    On February 16, 1999, we loaned $700,000 to the Peter Family Revocable Trust pursuant to a promissory note. The promissory note accrued interest at a rate of 9% per annum. The promissory note was paid in full on March 1, 2000.

Specialty Family Limited Partnership

    We purchased 2% of the limited partnership interest in Specialty Family Limited Partnership on August 26, 1999 from the Estate of Carl J. Peter, III for an aggregate purchase price of $310,700. This brought our ownership interest in the Specialty Family Limited Partnership up to 7.712%. The administrator of the Estate of Carl J. Peter, III is Deborah A. Estes, a member of our Board of Directors and a shareholder. In addition, the Specialty Family Limited Partnership is our largest shareholder.

    As a result of our ownership interest in the Specialty Family Limited Partnership, we were a party to the Specialty Family Limited Partnership Agreement, dated September 1, 1995, as amended. The sole managing general partner of Specialty Family Limited Partnership is our Chairman and Chief Executive Officer, Dr. James B. Peter, as trustee of the Peter Family Revocable Trust. In addition, the general partners are Deborah A. Estes, one of our directors, and Joan C. Peter, as trustee for the Peter Family Revocable Trust. The limited partners consist of children or grandchildren of James B. Peter or trusts of the children or grandchildren of James B. Peter. The term of the partnership is until December 31, 2085. No limited partner may transfer its partnership interest without the prior written consent of both general partners and those limited partners holding more than two-thirds in interest.

    On August 15, 2000, the Specialty Family Limited Partnership redeemed our entire interest in the partnership in exchange for 1,136,749 shares of our common stock. We have cancelled all 1,136,749 shares of our common stock we received from the partnership.

Leases

    We leased a 12,863 square foot facility from Santa Monica Properties of which Dr. James B. Peter is both a direct and indirect owner. The 12,863 square foot facility was initially owned by James B. Peter and Joan C. Peter. The lease was later assigned by the Peters to Santa Monica Properties. From 1997 through September 1, 2000, when the lease terminated, we leased the property for $17,000 per month. During our tenancy, we subleased a portion of the property to unrelated parties. Our last sublease was with the Regents of the University of California who leased a portion of the property for $12,400 per month.

Subsidiary Agreement

    We also entered into a Stock Purchase Agreement and Plan of Reorganization with several shareholders of Specialty Laboratories International Ltd., or SLIL, on December 30, 1998. Pursuant to this agreement, the holders of 50% of the outstanding and issued stock of SLIL exchanged shares held by them for an aggregate of 382,800 of our shares. Each of the exchanging shareholders were trusts of children or grandchildren of James B. Peter, including the Deborah A. Estes Third Generation Trust.

    We entered into a license agreement effective June 1, 1995 with Specialty Laboratories Asia Limited, which changed its name to Specialty Laboratories International Ltd., or SLIL. SLIL is wholly-owned by us. Under the license agreement, we licensed to SLIL certain technology, intellectual property, trade secrets and products relating to clinical reference laboratory testing, biotechnology research and diagnostic, prognostic and monitoring testing services. The license is a non-transferable exclusive right and license in perpetuity to use and sublicense the licensed property in connection with the establishment and operation of clinical reference testing laboratories in certain Asian countries. The aggregate license fee to be paid by SLIL is $100,000. Currently, SLIL is no longer an operating entity. However, SLIL has granted a sublicense to Specialty Laboratories Asia Pte. Ltd., a Singapore corporation, or SLA. SLA has ceased operations and is currently insolvent. Therefore, our ability to regain the licensed property is limited until the termination of the sublicense is authorized by Singapore bankruptcy courts.

    We currently have five subsidiaries. Each of our five subsidiaries have ceased operations and are in the process of being dissolved.

Annuity

    We purchased and fully funded an annuity for Mel Agopian, a Senior Vice President of Operations who retired on December 31, 1999. This annuity originally totaled approximately $546,000 and provides a payment stream of $10,000 per month over 60 months beginning February 1, 2000.

OTHER MATTERS

    Our board of directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

    It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

    A copy of our Annual Report for the 2000 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. This Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

    We have filed an Annual Report on Form 10-K for the year ended December 31, 2000 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Frank J. Spina, Chief Financial Officer, Specialty Laboratories, Inc., 2211 Michigan Avenue, Santa Monica, California 90404.

By Order of the Board of Directors,
James B. Peter, Chief Executive Officer and Chairman of the Board of Directors

Dated: April 12, 2001
Santa Monica, California

ANNEX A

SPECIALTY LABORATORIES, INC.

AUDIT COMMITTEE CHARTER

I.  AUDIT COMMITTEE PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to the accounting policies, financial reporting, internal control environment, legal compliance, and business ethics of the Specialty Laboratories, Inc. ("Specialty"). The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Specialty's financial reporting process and the quality of the public financial reports.

  •
  Evaluate the systems of internal controls regarding finance, accounting, regulatory compliance, security, and legal compliance.

  •
  Monitor the independence and performance of the Specialty's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

    The Audit Committee structure shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of no less than three Directors, each of whom shall be independent Directors, non-employees of the Company, and free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    Audit Committee members shall be appointed annually by the Board of Directors. The Audit Committee will appoint a Chairperson by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee will conduct, at least annually, private executive sessions with the Chief Financial Officer, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

General

1.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

Financial Reporting

2.
Review Specialty's annual audited financial statements and Form 10K prior to filing or distribution. This review will include discussions with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.
Review with financial management and the independent auditors Specialty's quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting policies and practices and any items that may be required communications by the independent auditors to the Audit Committee. For purposes of this review, the Chair of the Committee may represent the entire Audit Committee.

4.
In consultation with the management and the independent auditors, evaluate the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

Independent Auditors

5.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.
Approve the fees and other significant compensation to be paid to the independent auditors, and review all payments made to the audit firm, regardless of nature, on an annual basis. The Committee should review and discuss with the independent auditors all significant relationships they have with Specialty that could impair the auditors' independence.

7.
Annually review the independent auditor's audit plan; discuss scope, staffing, locations, reliance upon management judgments, and general audit approach.

8.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss any matters that may be required to be communicated by the independent auditors to the Audit Committee. Consider the independent auditors' judgments about the quality and appropriateness of Specialty's accounting principles as applied in its financial reporting.

Other Audit Committee Responsibilities

9.
Perform any other activities and reviews consistent with this Charter, Specialty's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

10.
Maintain minutes of meetings and report to the Board of Directors the activities and findings of the Committee.

11.
Review the adequacy of financial and accounting personnel staffing and succession planning within the Specialty.

12.
Annually review outstanding legal matters of the Company with the General Counsel.

13.
Annually review policies and procedures as well as audit results associated with regulatory compliance, security, and privacy controls.

14.
Conduct periodic reviews related to Executive activities, reimbursements, and practices.

/x/ Please mark as in this example

SPECIALTY LABORATORIES, INC.
PROXY

Annual Meeting of Shareholders, May 11, 2001

This Proxy is Solicited on Behalf of the Board of Directors of Specialty Laboratories, Inc.

   The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 11, 2001 and the Proxy Statement and appoints Paul F. Beyer and Frank J. Spina, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Specialty Laboratories, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at Doubletree Guest Suites, 1701 4th Street, Santa Monica, California 90401, on Friday, May 11, 2001 at 8:00 a.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

(Continued and to be signed on reverse side)

  The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF each of the listed proposals. This proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF the other proposals.

1.	To re-elect nine directors of the Company to serve for the ensuing year or until their successors are duly elected and qualified:
	/ / FOR ALL	/ / WITHHOLD ALL	/ / FOR ALL EXCEPT
(a) James B. Peter, M.D., Ph.D. (b) Paul F. Beyer (c) Deborah A. Estes (d) Richard E. Belluzzo (e) Douglas S. Harrington, M.D. (f) John C. Kane (g) William J. Nydam (h) Thomas R. Testman (i) Nancy-Ann DeParle
To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's name on the line below.

2.	To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.	Mark here for change of address and provide your current address on the lines below
Mark if you plan to attend the Annual Meeting / /

  Note: Please sign, date and return promptly in the accompanying envelope. Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                            Please sign your name:

                            (Authorized Signature(s))

                            Date:

QuickLinks

GENERAL INFORMATION ABOUT VOTING
SHAREHOLDER PROPOSALS
MATTERS TO BE CONSIDERED AT ANNUAL MEETING OVERVIEW OF PROPOSALS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
BENEFICIAL OWNERSHIP OF SECURITIES
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
COMPARE CUMULATIVE TOTAL RETURN AMONG SPECIALTY LABORATORIES, INC., NYSE MARKET INDEX AND MEDICAL LABORATORIES INDEX
CERTAIN TRANSACTIONS
OTHER MATTERS
ANNEX A SPECIALTY LABORATORIES, INC. AUDIT COMMITTEE CHARTER